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                                                                     EXHIBIT 5.1


                [Letterhead of Wilson Sonsini Goodrich & Rosati]

                                 June 27, 2000



         Peregrine Systems, Inc.
         12670 High Bluff Drive
         San Diego, California 92130


         RE: REGISTRATION STATEMENT ON FORM S-8: HARBINGER CORPORATION AMENDED AND RESTATED 1989 STOCK OPTION PLAN, 1996 STOCK OPTION PLAN, AND AMENDED AND RESTATED 1993 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                  --------------------------------------------------------------

         Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 27, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 6,127,280 shares of your Common Stock (the "Shares") reserved for issuance under the Harbinger Corporation Amended and Restated 1989 Stock Option Plan, 1996 Stock Option Plan, and Amended and Restated 1993 Stock Option Plan for Nonemployee Directors (the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plans.

         It is our opinion that the Shares, as or when issued and sold in the manner described in the Registration Statement and sold in the manner referred to in the Plans and pursuant to the agreement which accompanies the Plans, are or will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.


                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation


                                            /s/ Wilson Sonsini Goodrich & Rosati